EXHIBIT 77I:

ON FEBRUARY 2, 2009, THE Y SHARES OF THE GROWTH OPPORTUNITIES FUND AND MID CAP GROWTH FUND COMMENCED OPERATIONS. LISTED BELOW ARE DETAILS ON THE NEW SHARE CLASSES.

This table describes the fees and expenses that you may pay if you buy and hold Class Y shares of the Growth Opportunities Fund:

            Shareholder Fees
(fees paid directly from your investment)
--------------------------------------------------------------------------------
                                                                    None
--------------------------------------------------------------------------------
          Annual Fund Operating Expenses
(expenses that are deducted from Fund assets)
--------------------------------------------------------------------------------
Management Fees(1)                                                  0.83%
Other Expenses(2)                                                   0.58%
    Administration Fees                                                    0.20%
    Other Fees                                                             0.38%
Total Annual Fund Operating Expenses                                1.41%
Less Fee Waiver and/or Expense Reimbursement(3)                     0.42%
Net Expenses                                                        0.99%
--------------------------------------------------------------------------------

(1) "Management Fees" have been restated to reflect that the Board of Trustees approved a change to the Fund's advisory fee schedule effective February 2, 2009. Under the previous fee schedule, the Fund paid 1.00% of the first $50 million of average net assets, 0.90% of the next $50 million of average net assets, 0.80% of the next $900 million of average net assets and 0.75% on assets over $1 billion. Under the amended fee schedule, the Fund pays a fee of 0.83% of the first $500 million of average net assets, 0.80% of the next $500 million of average net assets and 0.75% on assets over $1 billion.

(2) "Other Expenses" are based on estimated amounts for the current fiscal year.

(3) Touchstone Advisors and the Trust have entered into an expense limitation agreement whereby Touchstone Advisors has contractually agreed to waive a portion of its fees and/or reimburse certain Fund expenses in order to limit annual fund operating expenses (excluding interest, taxes, brokerage commissions, other expenditures which are capitalized in accordance with generally accepted accounting principles, other extraordinary expenses not incurred in the ordinary course of Touchstone's business, and amounts, if any, payable pursuant to a plan adopted in accordance with Rule 12b-1 under the Investment Company Act of 1940). This expense limitation will remain in effect until at least February 1, 2010. Touchstone Advisors, Inc. has no ability to recoup amounts waived or reimbursed. Pursuant to this agreement, "Net Expenses" for Class Y shares will not exceed 0.99%. However, for purposes of these waivers, the cost of "Acquired Fund Fees and Expenses," if any, is excluded from Touchstone Advisors, Inc.'s waiver obligations.

EXAMPLE. This example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the Fund's operating expenses remain the same (except that contractual fee waivers are reflected only for the length of the contractual limit, i.e., the first year in the example). Although your actual costs may be higher or lower, based on these assumptions your costs would be:

1 Year                                                                      $101
3 Years                                                                     $405
5 Years                                                                     $731
10 Years                                                                  $1,655
--------------------------------------------------------------------------------

The above example is for comparison purposes only and is not a representation of a Fund's actual expenses and returns, either past or future.

This table describes the fees and expenses that you may pay if you buy and hold Class Y shares of the Mid Cap Growth Fund:

            Shareholder Fees
(fees paid directly from your investment)
--------------------------------------------------------------------------------
                                                                      None
--------------------------------------------------------------------------------

          Annual Fund Operating Expenses
(expenses that are deducted from Fund assets)
--------------------------------------------------------------------------------
Management Fees                                                       0.80%
Other Expenses(1)                                                     0.76%
    Administration Fees                                                    0.20%
    Other Fees                                                             0.56%
Total Annual Fund Operating Expenses                                  1.56%
Less Fee Waiver and/or Expense Reimbursement(2)                       0.31%
Net Expenses                                                          1.25%
--------------------------------------------------------------------------------

(1) "Other Expenses" are based on estimated amounts for the current fiscal year.

(2) Touchstone Advisors and the Trust have entered into an expense limitation agreement whereby Touchstone Advisors has contractually agreed to waive a portion of its fees and/or reimburse certain Fund expenses in order to limit annual fund operating expenses (excluding interest, taxes, brokerage commissions, other expenditures which are capitalized in accordance with generally accepted accounting principles, other extraordinary expenses not incurred in the ordinary course of Touchstone's business, and amounts, if any, payable pursuant to a plan adopted in accordance with Rule 12b-1 under the Investment Company Act of 1940). This expense limitation will remain in effect until at least February 1, 2010. Touchstone Advisors, Inc. has no ability to recoup amounts waived or reimbursed. Pursuant to this agreement, "Net Expenses" for Class Y shares will not exceed 1.25%. However, for purposes of these waivers, the cost of "Acquired Fund Fees and Expenses," if any, is excluded from Touchstone Advisors, Inc.'s waiver obligations.

EXAMPLE. This example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the Fund's operating expenses remain the same (except that contractual fee waivers are reflected only for the length of the contractual limit, i.e., the first year in the example). Although your actual costs may be higher or lower, based on these assumptions your costs would be:

1 Year                                                                      $127
3 Years                                                                     $462
5 Years                                                                     $821
10 Years                                                                  $1,830

The above example is for comparison purposes only and is not a representation of a Fund's actual expenses and returns, either past or future.

Purchasing Your Shares

Please read this Prospectus carefully and then determine how much you want to invest. You may purchase shares of the Fund through your financial institution. You can obtain an investment application from your financial institution. Beginning on February 2, 2009, new purchases of Class Y shares are not available directly from Touchstone. Also, new purchases of Class Y shares may not be available through certain financial intermediaries who do not have appropriate selling agreements in place with Touchstone.

MINIMUM INVESTMENT REQUIREMENTS. The minimum initial investment in Class Y shares of the Funds is $2,500. There is no minimum for additional purchases of Class Y shares. Touchstone may change the initial investment minimum or impose an additional investment minimum at any time.

For more information about how to purchase shares, call Touchstone at
1.800.543.0407 or contact your financial institution.

INVESTOR ALERT: Touchstone reserves the right to restrict or reject any purchase request that it regards as disruptive to efficient portfolio management. For example, a purchase request could be rejected because of the timing of the investment or because of a history of excessive trading by the investor. (See "Market Timing Policy" in this Prospectus.)

Opening an Account

Important Information About Procedures for Opening an Account

Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. What this means for you: When you open an account, we will ask for your name, residential address, date of birth, government identification number and other information that will allow us to identify you. We may also ask to see your driver's license or other identifying documents. If we do not receive these required pieces of information, there may be a delay in processing your investment request, which could subject your investment to market risk. If we are unable to immediately verify your identity, the Fund may restrict further investment until your identity is verified. However, if we are unable to verify your identity, the Fund reserves the right to close your account without notice and return your investment to you at the price determined at the end of business (usually 4:00 p.m. eastern time ("ET")) on the day your account is closed. If we close your account because we are unable to verify your identity, your investment will be subject to market fluctuation, which could result in a loss of a portion of your principal investment.

Investing in the Funds

Through your financial institution

o You may invest in Class Y shares by establishing an account through financial institutions that have appropriate selling agreements with Touchstone.

o Your financial institution will act as the shareholder of record of your Class Y shares.

o Financial institutions may set different minimum initial and additional investment requirements, may impose other restrictions or may charge you fees for their services.

o Financial institutions may designate intermediaries to accept purchase and sales orders on the Funds' behalf.

o Your financial institution may receive compensation from the Funds, Touchstone, Touchstone Advisors or their affiliates.

o Before investing in the Funds through your financial institution, you should read any materials provided by your financial institution together with this Prospectus.

o     For more information about how to purchase shares, call Touchstone at
      1.800.543.0407 or call your financial institution.

Through a Processing Organization

You may also purchase shares of the Funds through a "processing organization," (e.g., a mutual fund supermarket) which is a broker-dealer, bank or other financial institution that purchases shares for its customers. Some of the Touchstone Funds have authorized certain processing organizations ("Authorized Processing Organizations") to receive purchase and sales orders on their behalf. Before investing in a Fund through a processing organization, you should read any materials provided by the processing organization together with this Prospectus. You should also ask the processing organization if they are authorized by the Touchstone Funds to receive purchase and sales orders on their behalf. If the processing organization is not authorized, then your purchase order could be rejected which could subject your investment to market risk. An Authorized Processing Organization may:

      o     Charge a fee for its services

      o     Act as the shareholder of record of the shares

      o     Set different minimum initial and additional investment requirements

      o     Impose other charges and restrictions

      o Designate intermediaries to accept purchase and sales orders on the Funds' behalf

Shares held through an Authorized Processing Organization may be transferred into your name following procedures established by the Authorized Processing Organization and Touchstone. Certain Authorized Processing Organization may receive compensation from the Funds, Touchstone, Touchstone Advisors or their affiliates.

It is the responsibility of an Authorized Processing Organization to transmit properly completed orders so that they will be received by Touchstone in a timely manner.

CLASS Y SHARES "GRANDFATHER" CLAUSE. Beginning on February 2, 2009, new purchases of the Class Y shares are no longer available directly through Touchstone. Those shareholders who owned Class Y shares purchased directly through Touchstone prior to February 2, 2009 may continue to hold Class Y shares of the corresponding Fund(s). In addition, those shareholders may continue to make subsequent purchases into existing accounts of Class Y shares of the Fund(s) they owned prior to February 2, 2009.

Processing Purchase Orders

Touchstone considers a purchase order as received when an authorized financial institution or Authorized Processing Organization, or its authorized designee, receives the order in proper form. These orders will be priced based on the Fund's net asset value ("NAV") next computed after such order is received in proper form.

Purchase orders received by Touchstone's authorized agent, by the close of the regular session of trading on the New York Stock Exchange ("NYSE"), generally 4:00 p.m. ET, are processed at that day's NAV. Purchase orders received by Touchstone's authorized agent, after the close of the regular session of trading on the NYSE are processed at the NAV next determined on the following business day. It is the responsibility of the financial institution or Authorized Processing Organization to transmit orders that will be received by Touchstone in proper form and in a timely manner.

Adding to Your Account

By check

o Make your check (drawn on a U.S. bank and payable in U.S. dollars) payable to the Touchstone Funds.

o     Write your account number on the check.

o Mail the check directly to your financial institution at the address printed on your account statement. Your financial institution is responsible for forwarding payment promptly to Touchstone.

o If your check is returned for insufficient funds or uncollected funds, you may be charged a fee and you will be responsible for any resulting loss to the Fund.

By wire

o     Contact your financial institution for further instructions.

o     Your bank may charge a fee for handling wire transfers.

o Purchases in the Funds will be processed at that day's NAV if Touchstone receives a properly executed wire by the close of the regular session of trading on the NYSE, generally 4:00 p.m. ET, on a day when the NYSE is open for regular trading.

Purchases with Securities

o Shares may be purchased by tendering payment in-kind in the form of marketable securities, including but not limited to, shares of common stock, provided the acquisition of such securities is consistent with the Fund's investment goal and is otherwise acceptable to Touchstone Advisors.

Automatic Investment Options

Please contact your financial institution or Authorized Processing Organization for further details on automatic investment options.

Selling Your Shares

You may sell some or all of your shares through your financial institution or an Authorized Processing Organization on any day that the Funds calculate their NAV. If your request is received by your financial institution or an Authorized Processing Organization, in proper form by the close of regular trading on the NYSE (normally 4:00 p.m. ET), you will receive a price based on that day's NAV for the shares you sell. Otherwise, the price you receive will be based on the NAV that is next calculated.

o Your financial institution or Authorized Processing Organization is responsible for making sure that sale requests are transmitted to Touchstone in proper form and in a timely manner.

o     Your financial institution may charge you a fee for selling your shares.

o Redemption proceeds will only be wired to a commercial bank or brokerage firm in the United States.

o Your financial institution will be required to provide an original Medallion Signature Guaranteed letter of instruction to Touchstone in order to redeem shares in amounts of $100,000 or more.

SPECIAL TAX CONSIDERATION

Selling your shares may cause you to incur a taxable gain or loss.

INVESTOR ALERT: Unless otherwise specified, proceeds will be sent to the record owner at the address shown on Touchstone's records.

Signature Guarantees

Some circumstances require that your request to sell shares be made in writing accompanied by an original Medallion Signature Guarantee. A Medallion Signature Guarantee helps protect you against fraud. You can obtain one from most banks or securities dealers, but not from a notary public. Some circumstances that may require an original Medallion Signature Guarantee include:

o     Proceeds from the sale of shares of $100,000 or more

o Proceeds to be paid when information on your investment application has been changed within the last 30 days (including a change in your name or your address, or the name or address of a payee)

o     Proceeds are being sent to an address other than the address of record

o Proceeds or shares are being sent/transferred from unlike registrations, such as from a joint account to an individual's account

o Sending proceeds via wire or ACH when bank instructions have been added or changed within 30 days of your redemption request

o Proceeds or shares are being sent/transferred between accounts with different account registrations

Receiving Sale Proceeds

Touchstone will forward the proceeds of your sale to your financial institution within 7 days (normally within 3 business days) after receipt of a proper request. Proceeds that are sent to your financial institution will not usually be reinvested for you unless you provide specific instructions to do so. Therefore, the financial institution may benefit from the use of your money.

DELAY OF PAYMENT. It is possible that the payment of your sale proceeds could be postponed or your right to sell your shares could be suspended during certain circumstances. These circumstances can occur:

      o When the NYSE is closed on days other than customary weekends and holidays

      o     When trading on the NYSE is restricted

      o When an emergency situation causes a Sub-Advisor to not be reasonably able to dispose of certain securities or to fairly determine the value of the Fund's net assets

      o     During any other time when the SEC, by order, permits

REDEMPTION IN KIND. Under unusual circumstances, when the Board of Trustees deems it appropriate, a Fund may make payment for shares redeemed in portfolio securities of the Fund taken at current value. Shareholders may incur transaction and brokerage costs when they sell these portfolio securities.

ON FEBRUARY 2, 2009, THE INSTITUTIONAL SHARES OF THE GROWTH OPPORTUNITIES FUND COMMENCED OPERATIONS. LISTED BELOW ARE DETAILS ON THE NEW SHARE CLASSES.

This table describes the fees and expenses that you may pay if you buy and hold Institutional shares of the Fund:

            Shareholder Fees
(fees paid directly from your investment)
--------------------------------------------------------------------------------
                                                                    None
--------------------------------------------------------------------------------
          Annual Fund Operating Expenses
(expenses that are deducted from Fund assets)
--------------------------------------------------------------------------------
Management Fees(1)                                                  0.83%
Other Expenses(2)                                                   0.37%
    Administration Fees                                                    0.20%
    Other Fees                                                             0.17%
Total Annual Fund Operating Expenses                                1.20%
Less Fee Waiver and/or Expense Reimbursement(3)                     0.36%
Net Expenses                                                        0.84%
--------------------------------------------------------------------------------

(1) "Management Fees" have been restated to reflect that the Board of Trustees approved a change to the Fund's advisory fee schedule effective February 2, 2009. Under the previous fee schedule, the Fund paid 1.00% of the first $50 million of average net assets, 0.90% of the next $50 million of average net assets, 0.80% of the next $900 million of average net assets and 0.75% on assets over $1 billion. Under the amended fee schedule, the Fund pays a fee of 0.83% of the first $500 million of average net assets, 0.80% of the next $500 million of average net assets and 0.75% on assets over $1 billion.

(2) "Other Expenses" are based on estimated amounts for the current fiscal year.

(3) Touchstone Advisors and the Trust have entered into an expense limitation agreement whereby Touchstone Advisors has contractually agreed to waive a portion of its fees and/or reimburse certain Fund expenses in order to limit annual fund operating expenses (excluding interest, taxes, brokerage commissions, other expenditures which are capitalized in accordance with generally accepted accounting principles, other extraordinary expenses not incurred in the ordinary course of Touchstone's business, and amounts, if any, payable pursuant to a plan adopted in accordance with Rule 12b-1 under the Investment Company Act of 1940). This expense limitation will remain in effect until at least February 1, 2010. Touchstone Advisors, Inc. has no ability to recoup amounts waived or reimbursed. Pursuant to this agreement, "Net Expenses" for Institutional shares will not exceed 0.84%. However, for purposes of these waivers, the cost of "Acquired Fund Fees and Expenses," if any, is excluded from Touchstone Advisors, Inc.'s waiver obligations.

EXAMPLE. This example is intended to help you compare the cost of investing in the Growth Opportunities Fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the Fund's operating expenses remain the same (except that contractual fee waivers are reflected only for the length of the contractual limit, i.e., the first year in the example). Although your actual costs may be higher or lower, based on these assumptions your costs would be:

1 Year                                                                       $86
3 Years                                                                     $345
5 Years                                                                     $625
10 Years                                                                  $1,423
--------------------------------------------------------------------------------

The above example is for comparison purposes only and is not a representation of a Fund's actual expenses and returns, either past or future.

Purchasing Your Shares

Please read this Prospectus carefully and then determine how much you want to invest. You may purchase shares of the Fund directly from Touchstone or through your financial institution. If you purchase directly from Touchstone, you must complete an investment application. You can obtain an investment application from Touchstone, your financial institution, or by visiting our website at www.touchstoneinvestments.com.

MINIMUM INVESTMENT REQUIREMENTS. The minimum initial investment in Institutional shares of the Fund is $500,000. There is no minimum for additional purchases of Institutional shares. Touchstone may change the initial investment minimum or impose an additional investment minimum at any time.

For more information about how to purchase shares, call Touchstone at 1.800.543.0407.

INVESTOR ALERT: Touchstone reserves the right to restrict or reject any purchase request that it regards as disruptive to efficient portfolio management. For example, a purchase request could be rejected because of the timing of the investment or because of a history of excessive trading by the investor. (See "Market Timing Policy" in this Prospectus.)

Opening an Account

Important Information About Procedures for Opening an Account

Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. What this means for you: When you open an account, we will ask for your name, residential address, date of birth, government identification number and other information that will allow us to identify you. We may also ask to see your driver's license or other identifying documents. If we do not receive these required pieces of information, there may be a delay in processing your investment request, which could subject your investment to market risk. If we are unable to immediately verify your identity, the Fund may restrict further investment until your identity is verified. However, if we are unable to verify your identity, the Fund reserves the right to close your account without notice and return your investment to you at the price determined at the end of business (usually 4:00 p.m. eastern time ("ET")) on the day your account is closed. If we close your account because we are unable to verify your identity, your investment will be subject to market fluctuation, which could result in a loss of a portion of your principal investment.

Investing in the Fund

Through Touchstone - By mail

o Please make your check (drawn on a U.S. bank and payable in U.S. dollars) payable to the Touchstone Funds. We do not accept third party checks for initial investments.

o Send your check with the completed investment application by regular mail to Touchstone, P.O. Box 5354, Cincinnati, Ohio 45201-5354, or by overnight mail to Touchstone, c/o JPMorgan Chase Bank, N.A., 303 Broadway, Suite 900, Cincinnati, Ohio 45202-4203.

o Your application will be processed subject to your check clearing. If your check is returned for insufficient funds or uncollected funds, you may be charged a fee and you will be responsible for any resulting loss to the Fund.

Through your financial institution

o You may invest in Institutional shares by establishing an account through financial institutions that have appropriate selling agreements with Touchstone.

o Your financial institution will act as the shareholder of record of your Institutional shares.

o Financial institutions may set different minimum initial and additional investment requirements, may impose other restrictions or may charge you fees for their services.

o Financial institutions may designate intermediaries to accept purchase and sales orders on the Fund's behalf.

o Your financial institution may receive compensation from the Fund, Touchstone, Touchstone Advisors or their affiliates.

o Before investing in the Fund through your financial institution, you should read any materials provided by your financial institution together with this Prospectus.

o     For more information about how to purchase shares, call Touchstone at
      1.800.543.0407 or call your financial institution.

Through a Processing Organization

You may also purchase shares of the Fund through a "processing organization," (e.g., a mutual fund supermarket) which is a broker-dealer, bank or other financial institution that purchases shares for its customers. Some of the Touchstone Funds have authorized certain processing organizations ("Authorized Processing Organizations") to receive purchase and sales orders on their behalf. Before investing in a Fund through a processing organization, you should read any materials provided by the processing organization together with this Prospectus. You should also ask the processing organization if they are authorized by the Touchstone Funds to receive purchase and sales orders on their behalf. If the processing organization is not authorized, then your purchase order could be rejected which could subject your investment to market risk. When shares are purchased with an Authorized Processing Organization, there may be various differences compared to investing directly with Touchstone. An Authorized Processing Organization may:

      o     Charge a fee for its services

      o     Act as the shareholder of record of the shares

      o     Set different minimum initial and additional investment requirements

      o     Impose other charges and restrictions

      o Designate intermediaries to accept purchase and sales orders on the Fund's behalf

Shares held through an Authorized Processing Organization may be transferred into your name following procedures established by your Authorized Processing Organization and Touchstone. Certain Authorized Processing Organization may receive compensation from the Fund, Touchstone, Touchstone Advisors or their affiliates.

It is the responsibility of an Authorized Processing Organization to transmit properly completed orders so that they will be received by Touchstone in a timely manner.

Processing Purchase Orders

Touchstone considers a purchase order as received when an authorized financial institution, or its authorized designee, receives the order in proper form. These orders will be priced based on the Fund's net asset value ("NAV") next computed after such order is received in proper form.

Purchase orders received by Touchstone, or its authorized agent, by the close of the regular session of trading on the New York Stock Exchange ("NYSE"), generally 4:00 p.m. ET, are processed at that day's NAV. Purchase orders received by Touchstone, or its authorized agent, after the close of the regular session of trading on the NYSE are processed at the NAV next determined on the following business day. It is the responsibility of the financial institution to transmit orders that will be received by Touchstone in proper form and in a timely manner.

Adding to Your Account

By check

o Complete the investment form provided at the bottom of a recent account statement.

o Make your check (drawn on a U.S. bank and payable in U.S. dollars) payable to the Touchstone Funds.

o     Write your account number on the check.

o Either: (1) Mail the check with the investment form to Touchstone; or (2) Mail the check directly to your financial institution at the address printed on your account statement. Your financial institution is responsible for forwarding payment promptly to Touchstone.

o If your check is returned for insufficient funds or uncollected funds, you may be charged a fee and you will be responsible for any resulting loss to the Fund.

By wire

o     Contact Touchstone or your financial institution for further instructions.

o Contact your bank and ask it to wire federal funds to Touchstone. Specify your name and account number when remitting the funds.

o     Your bank may charge a fee for handling wire transfers.

o Purchases in the Fund will be processed at that day's NAV if Touchstone receives a properly executed wire by the close of the regular session of trading on the NYSE, generally 4:00 p.m. ET, on a day when the NYSE is open for regular trading.

Purchases with Securities

Shares may be purchased by tendering payment in-kind in the form of marketable securities, including but not limited to, shares of common stock, provided the acquisition of such securities is consistent with the Fund's investment goal and is otherwise acceptable to Touchstone Advisors.

Automatic Investment Options

The various ways you can automatically invest in the Fund are outlined below. Touchstone does not charge any fees for these services. For further details about these services, call Touchstone at 1.800.543.0407.

REINVESTMENT/CROSS REINVESTMENT. Dividends and capital gains can be automatically reinvested in Institutional shares of the Fund without a fee. Dividends and capital gains will be reinvested in the Fund, unless you indicate otherwise on your investment application. You may also choose to have your dividends or capital gains paid to you in cash. If you elect to receive dividends and distributions in cash and the payment (1) is returned and marked as "undeliverable" or (2) is not cashed for six months, your cash election will be changed automatically and future dividends will be reinvested in the Fund at the per share net asset value determined as of the date of payment. In addition, any undeliverable checks or checks that are not cashed for six months will be cancelled and then reinvested in the Fund at the per share NAV determined as of the date of cancellation.

DIRECT DEPOSIT PURCHASE PLAN. You may automatically invest Social Security checks, private payroll checks, pension pay outs or any other pre-authorized government or private recurring payments in the Fund.

Selling Your Shares

You may sell some or all of your shares on any day that the Fund calculates its NAV. If your request is received by Touchstone, or an Authorized Processing Organization, in proper form by the close of regular trading on the NYSE (normally 4:00 p.m. ET), you will receive a price based on that day's NAV for the shares you sell. Otherwise, the price you receive will be based on the NAV that is next calculated.

Through Touchstone - By telephone

o You can sell your shares over the telephone, unless you have specifically declined this option. If you do not wish to have this ability, you must mark the appropriate section of the investment application. You may only sell shares over the telephone if the amount is less than $100,000.

o     To sell your Fund shares by telephone, call Touchstone at 1.800.543.0407.

o If we receive your sale request by the close of the regular session of trading on the NYSE, generally 4:00 p.m. ET, on a day when the NYSE is open for regular trading, the sale of your shares will be processed at the next determined NAV on that day. Otherwise it will occur on the next business day.

o Interruptions in telephone service could prevent you from selling your shares by telephone when you want to. When you have difficulty making telephone sales, you should mail to Touchstone (or send by overnight delivery), a written request for the sale of your shares.

o In order to protect your investment assets, Touchstone will only follow instructions received by telephone that are communicated by authorized persons. However, there is no guarantee that the instructions relied upon will always be genuine and Touchstone will not be liable, in those cases. Touchstone has certain procedures to confirm that telephone instructions are genuine. If it does not follow such procedures in a particular case, it may be liable for any losses due to unauthorized or fraudulent instructions. Some of these procedures may include:

      o     Requiring personal identification

      o Making checks payable only to the owner(s) of the account shown on Touchstone's records

      o Mailing checks only to the account address shown on Touchstone's records

      o Directing wires only to the bank account shown on Touchstone's records

      o Providing written confirmation for transactions requested by telephone

      o     Digitally recording instructions received by telephone

Through Touchstone - By mail

o     Write to Touchstone.

o     Indicate the number of shares or dollar amount to be sold.

o     Include your name and account number.

o Sign your request exactly as your name appears on your investment application.

o You may be required to have your signature guaranteed (See "Signature Guarantees" in this Prospectus for more information).

Through Touchstone - By wire

o     Complete the appropriate information on the investment application.

o     You may also be charged a fee by your bank.

o Redemption proceeds will only be wired to a commercial bank or brokerage firm in the United States.

o Your redemption proceeds may be deposited without a charge directly into your bank account through an Automated Clearing House ("ACH") transaction. Contact Touchstone for more information.

Through Touchstone - Systematic Withdrawal Plan

o You may elect to receive, or send to a third party, withdrawals of $50 or more if your account value is at least $5,000.

o     Withdrawals can be made monthly, quarterly, semiannually or annually.

o     There is no special fee for this service.

SPECIAL TAX CONSIDERATION

Systematic withdrawals may result in the sale of your shares at a loss or may result in taxable investment gains.

Through your financial institution or an Authorized Processing Organization

o You may also sell shares by contacting your financial institution or an Authorized Processing Organization, which may charge you a fee for this service. Shares held in street name must be sold through your financial institution or, if applicable, the Authorized Processing Organization.

o Your financial institution or Authorized Processing Organization is responsible for making sure that sale requests are transmitted to Touchstone in proper form and in a timely manner.

o     Your financial institution may charge you a fee for selling your shares.

o Redemption proceeds will only be wired to a commercial bank or brokerage firm in the United States.

o Your financial institution will be required to provide an original Medallion Signature Guaranteed letter of instruction to Touchstone in order to redeem shares in amounts of $100,000 or more.

SPECIAL TAX CONSIDERATION

Selling your shares may cause you to incur a taxable gain or loss.

INVESTOR ALERT: Unless otherwise specified, proceeds will be sent to the record owner at the address shown on Touchstone's records.

Signature Guarantees

Some circumstances require that your request to sell shares be made in writing accompanied by an original Medallion Signature Guarantee. A Medallion Signature Guarantee helps protect you against fraud. You can obtain one from most banks or securities dealers, but not from a notary public. Some circumstances that may require an original Medallion Signature Guarantee include:

o     Proceeds from the sale of shares of $100,000 or more

o Proceeds to be paid when information on your investment application has been changed within the last 30 days (including a change in your name or your address, or the name or address of a payee)

o     Proceeds are being sent to an address other than the address of record

o Proceeds or shares are being sent/transferred from unlike registrations, such as from a joint account to an individual's account

o Sending proceeds via wire or ACH when bank instructions have been added or changed within 30 days of your redemption request

o Proceeds or shares are being sent/transferred between accounts with different account registrations

Receiving Sale Proceeds

Touchstone will forward the proceeds of your sale to you or your financial institution within 7 days (normally within 3 business days) after receipt of a proper request. Proceeds that are sent to your financial institution will not usually be reinvested for you unless you provide specific instructions to do so. Therefore, the financial institution may benefit from the use of your money.

FUND SHARES PURCHASED BY CHECK. We may delay paying your redemption proceeds for shares you recently purchased by check until your check clears, which may take up to 15 days. If you need your money sooner, you should purchase shares by bank wire.

DELAY OF PAYMENT. It is possible that the payment of your sale proceeds could be postponed or your right to sell your shares could be suspended during certain circumstances. These circumstances can occur:

      o When the NYSE is closed on days other than customary weekends and holidays

      o     When trading on the NYSE is restricted

      o When an emergency situation causes a Sub-Advisor to not be reasonably able to dispose of certain securities or to fairly determine the value of the Fund's net assets

      o     During any other time when the SEC, by order, permits

LOW ACCOUNT BALANCES. If your balance falls below the minimum amount of $500,000 required for your account, based on actual amounts you have invested (as opposed to a reduction from market changes), your account may be subject to an annual account maintenance fee or Touchstone may sell your shares and send the proceeds to you. Touchstone will notify you if your shares are about to be sold and you will have 30 days to increase your account balance to the minimum amount.

REDEMPTION IN KIND. Under unusual circumstances, when the Board of Trustees deems it appropriate, the Fund may make payment for shares redeemed in portfolio securities of the Fund taken at current value. Shareholders may incur transaction and brokerage costs when they sell these portfolio securities.